EXHIBIT — 21

Subsidiaries of the Registrant
Milacron Inc.

		Date
		Incorporated
	Incorporated	or (if later)	Percentage
	State or Country	Date Acquired	Owned

MILACRON INC	Delaware (Registrant)	1983

Milacron Capital Holdings B.V	The Netherlands	2000	100%

Milacron Investments B.V	The Netherlands	2000	100%

Milacron B.V	The Netherlands	1952	100%

Milacron Nederland B.V	The Netherlands	1998	100%

Cimcool Europe B.V	The Netherlands	1989	100%

Ferromatik Milacron Benelux B.V	The Netherlands	1993	100%

Cimcool Industrial Products B.V	The Netherlands	1960	100%

Oak International Europe Ltd.	England	2002	100%

Milacron Kunststoffmaschinen Europa GmbH	Germany	1990	100%

Uniloy Milacron Germany GmbH	Germany	1998	100%

Indu Tecnospol s.r.o	Czech Republic	1998	100%

Ferromatik Milacron Maschinenbau GmbH	Germany	1993	100%

Ferromatik Milacron	South Africa	1993	100%

Ferromatik Milacron A/S	Denmark	2002	100%

D-M-E Normalien GmbH	Germany	1996	100%

EOC France S.A.R.L	France	2001	99%

EOC Normalien Praha S.r.o	Czech Republic	2001	65%

D-M-E Belgium CVBA	Belgium	1996	100%

VSI International N.V	Belgium	1996	100%

Milacron France SAS	France	2002	100%

Milacron U.K. Ltd.	England	2002	100%

Milacron Italia S.R.L	Italy	1993	100%

Uniloy Milacron S.R.L	Italy	1998	100%

Milacron Plastics Iberica S.L	Spain	2002	100%

Cincinnati Milacron Foreign Sales Corp.	Barbados	1996	100%

Milacron Assurance Ltd.	Bermuda	1977	100%

Milacron-Holdings Mexico S.A. de C.V.	Mexico	1992	100%

Milacron-Mexican Sales S.A. de C.V.	Mexico	1993	100%

EXHIBIT — 21

Subsidiaries of the Registrant
Milacron Inc. (Continued)

		Date
		Incorporated
	Incorporated	or (if later)	Percentage
	State or Country	Date Acquired	Owned

Milacron Marketing Company	Ohio	1931	100%

Milacron Commercial Corp.	Delaware	1993	100%

Concentric Custom Services Inc.	Ohio	2002	100%

Milacron International Marketing Company	Delaware	1966	100%

Milacron Equipamentos Plasticos Ltd.	Brazil	1997	100%

Akron Extruders Inc.	Ohio	2000	100%

Northern Supply Company, Inc.	Minnesota	1998	100%

Ferromatik Milacron India Limited	India	1995	86%

Nickerson Machinery Chicago, Inc.	Illinois	1999	100%

Pliers International, Inc.	Delaware	1999	100%

Autojectors, Inc.	Indiana	1998	100%

Cincinnati Milacron Trading Co. LTD	Shanghai	1998	100%

Milacron Resin Abrasives Inc.	Delaware	1991	100%

D-M-E Company	Delaware	1996	100%

D-M-E USA	Delaware	1998	100%

D-M-E of Canada Limited	Canada	1996	100%

Progress Precision	Canada	2001	100%

450500 Ontario Limited	Canada	1996	75%

Ontario Heater and Supply Company	Canada	2000	100%

Rite-Tek Canada	Canada	2000	100%

Japan D-M-E Corporation	Japan	1996	51%

D-M-E Hong Kong Ltd.	Hong Kong	1996	51%

D-M-E Manufacturing Inc.	Delaware	1999	100%

Uniloy Milacron Inc.	Delaware	1998	100%

Uniloy Milacron U.S.A.	Michigan	1998	100%

Uniloy Milacron Machinery - Mexico, S.A. d.e.C.V.	Mexico	1998	100%

Uniloy Milacron Services - Mexico, S.A. d.e.C.V.	Mexico	1998	100%

Talbot Holdings, LLC	Delaware	2002	100%

Fastcut Tool Corporation	Delaware	1995	100%

Milacron Industrial Products, Inc.	Michigan	1999	100%

Oak International Inc.	Michigan	1999	100%

Cimcool Industrial Products Inc.	Delaware	1999	100%

Cincinnati Milacron IPK, Inc.	Korea	1993	100%

Milacron Canada	Ontario	2002	100%

Milacron Plastics Technologies Group Inc.	Delaware	1999	100%

2